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                                                                    Exhibit 4(t)

                         FORM OF SUBSCRIPTION WARRANT

                                                         072626 11 9
_______________________________________              -------------------
     WARRANT CERTIFICATE NUMBER                          CUSIP NUMBER


                         BAY VIEW CAPITAL CORPORATION
                    WARRANT CERTIFICATE FOR RIGHTS OFFERING
                FOR HOLDERS OF RECORD ON _______________, 2001


_______________________________________              ___________________
 SHARES ELIGIBLE TO SUBSCRIBE/NUMBER OF                  RECORD DATE
         SUBSCRIPTION RIGHTS



     Bay View Capital Corporation (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holder of Company's common stock, $.01 par value per share (the "Common Stock"), as of the close of business on ___________, 2001 (the "Record Date") to receive one transferable right (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase ____ shares of Common Stock (the "Basic Subscription Privilege") at a subscription price of $____ per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Over-Subscription Shares"), any holder purchasing all of the shares of Common Stock available to it may purchase an additional number of the Over-Subscription Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of Common Stock held by such holder, and the number of shares to which each holder is entitled to subscribe pursuant to the Basic Subscription Privilege.

     HOLDERS OF RIGHTS , HOWEVER, WILL NOT BE ABLE TO EXERCISE THE RIGHTS UNLESS THE AGGREGATE NBET PROCEEDS FROM THE RIGHTS OFFERING AND THE COMPANY'S CONCURRENT OFFERING OF UNITS AND COMMON STOCK TO CERTAIN PURCHASERS ARE GREATER THAN $____ MILLION. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS SUPPLEMENT DATED ___________, 2001, TOGETHER WITH THE ACCOMPANYING PROSPECTUS DATED
_____________, 2001 (TOGETHER, THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MELLON INVESTOR SERVICES LLC (TOLL FREE (___) ________). CAPITALIZED TERMS USED BUT
NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

     THIS SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY MELLON INVESTOR SERVICES LLC WITH PAYMENT IN FULL BY 5:00 P.M. NEW YORK CITY TIME, ON __________, 2001 (UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY) (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY
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RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY
SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

     The Rights represented by this Rights Certificate may be exercised by duly completing Form 1; and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2; and may be sold through the Subscription Agent by duly completing Form 3. Rights holders are advised to review the Prospectus and instructions, copies of which are available from Mellon Investor Services LLC, before exercising or selling their Rights.

SUBSCRIPTION PRICE:  $____ PER SHARE

     The registered owner whose name is inscribed hereon or assigns, is entitled to subscribe for shares of Common Stock, par value $.01 per share (the "Common Stock"), of Bay View Capital Corporation upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

     THE RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF MELLON INVESTOR SERVICES LLC.

     RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

                                       2
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                                    FORM 1

     EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege

          ___ X $___ = $____ payment. (___ Rights needed to subscribe for one share. No fractional shares or cash in lieu thereof will be issued or paid.)

     (b) Number of shares subscribed for pursuant to the Over-Subscription Privilege

          ___ X $___ = $____ payment.

     (c) Total Subscription (total number of shares on lines (A) and (B) multiplied by the subscription price) = $____ payment.

          METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

          [_] Check, bank draft, or money order payable to "Mellon Investor Services LLC, acting on behalf of the Subscription Agent": or

          [_] Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021 Reorg. Account 323-885489, FBO Bay View Capital Corporation, Attention: Mellon Investor Services LLC, Evelyn O'Connor

     (d) If the Rights being executed pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Rights Certificate (check only one)

          [_] Deliver to the undersigned a new Rights Certificate evidencing the remaining rights to which the undersigned is entitled.

          [_] Deliver a new Rights Certificate in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

          [_] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.

          [_]  Do not deliver any new Rights Certificates to me.

          [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

                                       3
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               Name(s) of Registered Holder(s) _________________________________

               Window Ticket Number (if any) ___________________________________

               Date of Execution of Notice of Guaranteed Delivery ______________

               Name of Institution Which Guaranteed Delivery ___________________

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights Holder exercising this Right Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds in aggregate Subscription Price for all shares represented by this Rights Certificate (the "Subscription Excess"), the Rights holder exercising this Rights Certificate shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares the Rights holder may purchase pursuant to the Over-Subscription Privilege. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

                              Subscriber's Signature

                              Telephone No. (___)_____________________

                                       4
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                                    FORM 2

     TO TRANSFER YOUR RIGHTS CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Rights Certificate are hereby assigned to (please print name and address and Taxpayer Identification Number or Social Security Number of transferee in full):

          Name:     __________________________

          Address:  __________________________
                    __________________________
                    __________________________
                    __________________________
                    __________________________
                    Signature(s) of Transferee(s)

                                                Signatures Guaranteed by:

                                                _______________________________


     Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the Seller's certified U.S. taxpayer identification number (or certificate regarding foreign state is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

                                       5
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                                    FORM 3

TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:

     The undersigned hereby authorizes the Subscription Agent to sell Rights represented by the Rights Certificate but not exercised thereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.


                                    ______________________________________
                                    Subscriber's Signature

     In order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the instructions.

                                       6
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                                    FORM 4

     DELIVERY INSTRUCTIONS: Address for mailing of stock or new Subscription Certificate or any cash payment in accordance with the Prospectus if other than shown on this reverse hereof:

          Name:    ____________________________

          Address: ____________________________
                   ____________________________
                   ____________________________
                   ____________________________


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